EXHIBIT 10.1


                                                                 EXECUTION COPY








                       SETTLEMENT AND GOVERNANCE AGREEMENT

                                     BETWEEN

                              QUANTA SERVICES, INC.

                                       AND

                                  AQUILA, INC.

                            DATED AS OF MAY 20, 2002





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                                TABLE OF CONTENTS


                                                                        Page No.
ARTICLE I     DEFINITIONS......................................................1

   SECTION 1.01     DEFINITIONS................................................1


ARTICLE II     BOARD OF DIRECTORS..............................................4

   SECTION 2.01     TERMINATION OF PROXY CONTEST; AGREEMENT ON DIRECTORS.......4

   SECTION 2.02     POSTPONEMENT OF SCHEDULED MEETING..........................4

   SECTION 2.03     INDEPENDENT COMMITTEE......................................4

   SECTION 2.04     BOARD SUPERMAJORITY ITEMS..................................5

   SECTION 2.05     REPRESENTATION ON BOARD COMMITTEES.........................6

   SECTION 2.06     SIZE OF BOARD..............................................6


ARTICLE III     SETTLEMENT OF DISPUTES.........................................6

   SECTION 3.01     SETTLEMENT OF DISPUTES.....................................6


ARTICLE IV     STANDSTILL AGREEMENT; Transfers.................................7

   SECTION 4.01     STANDSTILL.................................................7

   SECTION 4.02     SHARE TRANSFERS............................................7


ARTICLE V     STOCKHOLDER CONTROL; MINORITY PROTECTIONS........................8

   SECTION 5.01     RIGHT TO MAKE A TENDER OFFER...............................8

   SECTION 5.02     STOCKHOLDER CONTROL EVENT..................................8

   SECTION 5.03     CONFLICT TRANSACTIONS; ADDITIONAL ACQUISITIONS.............8

   SECTION 5.04     RESTRICTIONS ON TRANSFER OF SHARES.........................9

   SECTION 5.05     THIRD PARTY OFFERS........................................10

   SECTION 5.06     RECONSTITUTION OF BOARD OF DIRECTORS......................12


ARTICLE VI     OTHER AGREEMENTS...............................................12

   SECTION 6.01     INVESTOR'S RIGHTS AGREEMENT AMENDMENTS....................12

   SECTION 6.02     REPURCHASE PROGRAM........................................12

   SECTION 6.03     SHAREHOLDER RIGHTS PLAN...................................12

   SECTION 6.04     SECT......................................................12

   SECTION 6.05     MANAGEMENT COOPERATION....................................13

   SECTION 6.06     SENIOR MANAGEMENT STOCK OWNERSHIP POLICY..................13

   SECTION 6.07     BOARD COMPENSATION........................................13

   SECTION 6.08     CREDIT FACILITIES.........................................13

   SECTION 6.09     AFTER-ACQUIRED SECURITIES.................................13

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   SECTION 6.10     STOCK CERTIFICATE LEGEND..................................13


ARTICLE VII     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................14

   SECTION 7.01     CORPORATE EXISTENCE.......................................14

   SECTION 7.02     NO BREACH.................................................14

   SECTION 7.03     AUTHORITY.................................................14

   SECTION 7.04     APPROVALS............................................14


ARTICLE VIII     REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER................14

   SECTION 8.01     CORPORATE EXISTENCE.......................................14

   SECTION 8.02     NO BREACH.................................................15

   SECTION 8.03     AUTHORITY.................................................15

   SECTION 8.04     APPROVALS.................................................15


ARTICLE IX     MISCELLANEOUS..................................................15

   SECTION 9.01     INTERPRETATION............................................15

   SECTION 9.02     COSTS AND EXPENSES........................................15

   SECTION 9.03     NO WAIVER; MODIFICATIONS IN WRITING.......................15

   SECTION 9.04     ASSIGNMENT; BINDING EFFECT................................16

   SECTION 9.05     COMMUNICATIONS............................................16

   SECTION 9.06     GOVERNING LAW; CONSENT TO JURISDICTION; SPECIFIC
                      PERFORMANCE.............................................17

   SECTION 9.07     ENTIRE AGREEMENT..........................................17

   SECTION 9.08     PUBLIC ANNOUNCEMENTS......................................17

   SECTION 9.09     SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARY...........17

   SECTION 9.10     EXECUTION IN COUNTERPARTS.................................17


Annexes:

     Annex I    -   Nominees
     Annex II   -   Releases



                                      -ii-

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                       SETTLEMENT AND GOVERNANCE AGREEMENT

     SETTLEMENT AND GOVERNANCE AGREEMENT dated as of May 20, 2002 (this "AGREEMENT"), by and between QUANTA SERVICES, INC., a Delaware corporation (the "COMPANY"), and AQUILA, INC., a Delaware corporation ("STOCKHOLDER"). Capitalized terms used herein shall have their definitions set forth in ARTICLE I hereto.

     WHEREAS, Stockholder is the Company's largest shareholder, currently owning 3,444,961 shares of Series A Preferred Stock and 12,018,374 Common Shares;

     WHEREAS, certain disputes have arisen between the parties, who desire to resolve these matters effective immediately on the terms herein set forth; and

     WHEREAS, the parties desire to enter into certain governance arrangements with respect to the Company;

     NOW, THEREFORE, in consideration of the mutual representations and warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "2002 ANNUAL MEETING" means the annual meeting of stockholders of the Company to be held in 2002 as contemplated by this Agreement.

     "ACCEPTABLE SECURITIES" shall have the meaning specified in SECTION
5.05(C).

     "AFFILIATE" of any Person shall mean any Person directly or indirectly controlled by, controlling or under common control with such first Person.

     "AGREEMENT" shall have the meaning specified in the introductory paragraphs of this Agreement.

     "ARBITRATION" means the arbitration proceeding commenced by Stockholder on November 28, 2001 with the American Arbitration Association pursuant to the terms of the Securities Purchase Agreement in respect of, among other things, alleged violations of such agreement by the Company.

     "BENEFICIAL OWNERSHIP," "BENEFICIAL OWNER" and "BENEFICIALLY OWN" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act in effect on the date hereof.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company.

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     "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday for commercial banks in Houston, Texas, Kansas City, Missouri or New York, New York.

     "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, stock or any other equity interest (however designated) of or in such Person.

     "COMMISSION" means the United States Securities and Exchange Commission.

     "COMMON SHARES" means shares of Common Stock, par value $0.00001 per share, of the Company.

     "COMPANY" shall have the meaning specified in the introductory paragraphs of this Agreement.

     "DELAWARE RIGHTS PLAN LITIGATION" means the litigation commenced by Stockholder against the Company in the Court of Chancery of the State of Delaware on November 28, 2001 in respect of actions taken by the Board of Directors with respect to, among other things, the Stockholders Rights Plan.

     "DELAWARE SECT LITIGATION" means the litigation commenced by Stockholder against the Company in the Court of Chancery of the State of Delaware on March 21, 2002 in respect of actions taken by the Board of Directors with respect to, among other things, the adoption of the Company's Stock Employee Compensation Trust.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     "GOVERNING INSTRUMENTS" means the Company's certificate of incorporation and bylaws, as each shall have been amended and/or restated from time to time.

     "INDEPENDENT" means "independent" of the Company and of Stockholder within the meaning established by the rules of the NYSE, provided, for avoidance of doubt, that Terrence P. Dunn and James R. Ball shall be considered Independent for purposes of this Agreement.

     "INDEPENDENT COMMITTEE" shall have the meaning specified in SECTION
2.03(B).

     "INITIAL BUYER" shall have the meaning specified in SECTION 5.05(A).

     "INTERLOPER" shall have the meaning specified in SECTION 5.05(A).

     "INVESTOR'S RIGHTS AGREEMENT" means the Amended and Restated Investor's Rights Agreement, dated as of May 20, 2002, between the Company and Stockholder including registration and pre-emptive rights relating to the Shares, as the same may be amended from time to time (including with respect to periods after the date hereof).

     "MATCHING PROPOSAL" shall have the meaning specified in SECTION 5.05(A).

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     "NEW RIGHTS PLAN" shall have the meaning specified in SECTION 6.03.

     "NOMINEES" shall have the meaning specified in SECTION 2.01.

     "NYSE" shall mean the New York Stock Exchange, Inc.


     "OUTSIDE DIRECTORS" shall have the meaning specified in SECTION 2.03(A).

     "PERMITTED TRANSFER" shall have the meaning specified in SECTION 5.04(B).

     "PERSON" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or governmental authority, or any other form of entity.

     "PROPOSAL" shall have the meaning specified in SECTION 2.02.

     "SECT" shall have the meaning specified in SECTION 6.04.

     "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement between Stockholder and the Company dated as of September 21, 1999.

     "SERIES A PREFERRED STOCK" means the Series A convertible preferred stock, par value $0.00001 per share, of the Company.

     "SHARES" means Common Shares and/or shares of Series A Preferred Stock of the Company.

     "STOCKHOLDER" shall have the meaning set forth in the introductory paragraphs of this Agreement.

     "STOCKHOLDER CONTROL EVENT" shall have the meaning specified in SECTION
5.02.

     "STOCKHOLDERS RIGHTS PLAN" means the Rights Agreement dated as of March 8, 2000 between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended.

     "SUBSIDIARY" means any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by a Person or one or more of its Subsidiaries or by a Person and one or more of its Subsidiaries.

     "SUPERIOR PROPOSAL" shall have the meaning specified in SECTION 5.05(B).

     "TOPPING PERIOD" shall have the meaning specified in SECTION 5.05(A).

     "TRANSFER" shall have the meaning specified in SECTION 5.04(A).

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                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.01 TERMINATION OF PROXY CONTEST; AGREEMENT ON DIRECTORS. The Company and Stockholder agree that the pending proxy contest with respect to the election of directors at the 2002 Annual Meeting of the Company shall be terminated in accordance with the terms of this Agreement. The Company and Stockholder agree that each is hereby withdrawing its proposed nominees for election to the Board of Directors and that the persons set forth on ANNEX I (the "NOMINEES") will be the nominees for election at the 2002 Annual Meeting to be supported by the Company and Stockholder. The Company and Stockholder shall take such actions as shall be necessary to ensure that the Nominees will become the members of the Board of Directors concurrently with the execution of this Agreement.

     Section 2.02 POSTPONEMENT OF SCHEDULED MEETING. The Company will, concurrently with the execution of this Agreement, announce the postponement of the 2002 Annual Meeting, which is currently scheduled for May 23, 2002 until June 28, 2002 (or as soon thereafter as possible). The only matter to be submitted by the Board of Directors to a vote of the stockholders of the Company at the 2002 Annual Meeting shall be the election of the Nominees as directors of the Company (the "PROPOSAL"). The Company shall include in its amended proxy statement relating to the 2002 Annual Meeting the recommendation of the Board of Directors that the stockholders of the Company vote in favor of the adoption of the Proposal, and the Company shall use its reasonable best efforts to obtain such vote. Stockholder shall vote all of its Shares in favor of the Proposal at the 2002 Annual Meeting.

     Section 2.03   INDEPENDENT COMMITTEE.

     (a) OUTSIDE DIRECTORS. Unless and until all of the outstanding Capital Stock of the Company is owned by Stockholder, there will at all times be at least three directors on the Board of Directors who are Independent ("OUTSIDE DIRECTORS") of both the Company and Stockholder. Stockholder shall perform its obligations under this Article II by voting its Shares, and directing the directors which it is entitled to nominate by virtue of owning the Series A Preferred Stock to act, accordingly.

     (b)  INDEPENDENT COMMITTEE.

         (i) Three of the Outside Directors shall constitute a standing Committee of Independent Directors (the "INDEPENDENT COMMITTEE"), which shall act by a majority vote of its members. The members of the Independent Committee shall consist of an Outside Director designated by the Stockholder, an Outside Director designated by the chief executive officer of the Company and a third Outside Director designated by the two foregoing Outside Directors in consultation with the chief executive officers of the Company and Stockholder. The initial members of the Independent Committee shall be Terrence P. Dunn, James R. Ball and a third Outside Director mutually agreed by Messrs. Dunn and Ball, after

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               consultation with the chief executive officers of the Company and
               Stockholder.

         (ii) Prior to a Stockholder Control Event, the roles of the Independent Committee shall be (x) to review any tender or exchange offer proposed by Stockholder pursuant to Section 5.01 hereof to determine whether such transaction is fair to the stockholders of the Company other than Stockholder and (y) to make determinations from time to time at the request of the management of the Company or the Stockholder as to whether pursuing the Company's stock repurchase program at such time would jeopardize the financial integrity of the Company. After a Stockholder Control Event, the role of the Independent Committee shall be as specified in Article V hereof. In all matters the Independent Committee shall act in a manner that in its business judgment is in the best interests of the Company and the stockholders of the Company other than the Stockholder. The Independent Committee may engage its own counsel, investment advisers and such other advisers as in its judgment are necessary or appropriate, all at the expense of the Company. Any amendment of this Agreement, or the waiver of any term or condition hereof, at any time shall be subject to the approval of the Independent Committee.

         (iii) STOCKHOLDER SUPPORT REQUIREMENT. At any vote of holders of the Capital Stock of the Company at which the election or removal of directors is in issue, Stockholder shall always vote all Shares owned by it in favor of the election to the Board of Directors of the members of the Independent Committee selected in accordance with this Section 2.03, and against the removal of such persons.

     Section 2.04   BOARD SUPERMAJORITY ITEMS.

          (a) STOCKHOLDER VETO. As long as Stockholder is entitled under the terms of the Series A Preferred Stock to elect one director to the Board of Directors, except for matters contemplated by this Agreement or the Governing Instruments (as to which no veto rights shall be applicable), the following actions may only be taken by the Company if they shall be approved by a majority of the directors elected by the holders of the Series A Preferred
               Stock:

              (i) Any amendments to or modifications of the Company's New Rights Plan, or adoption of a stockholder rights plan or similar plan or arrangement that has the effects of a stockholder rights plan;

              (ii) Any amendments that modify the size of the Board of Directors; and

              (iii) Any amendments to the Governing Instruments that are inconsistent with this Agreement.

          (b) SUPERMAJORITY VOTE. As long as Stockholder Beneficially Owns not less than 25% of the voting power of the Capital Stock of the Company, the following actions may only be

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taken by the Company if they shall be approved by at least seven out of ten directors (or while the Board of Directors consists of less than ten directors, six directors):

               (i) DEBT INCURRENCE. The incurrence of debt (which, for clarification, shall not include draw-downs under existing credit facilities) unless such debt is rated investment grade by Moody's Investors Service, Standard and Poor's Corporation or Fitch Ratings; PROVIDED, HOWEVER, that incurrence by the Company or any of its Subsidiaries of debt in the ordinary course of business in amounts up to $10 million per individual incurrence and $50 million in the aggregate per year shall not be subject to this approval requirement; and

               (ii) ISSUANCES OF EQUITY SECURITIES. Issuances of Capital Stock
                    (including shares issued in acquisitions) for which the approval of the full Board of Directors or executive committee or similar committee (but, for clarification, not the Acquisition Committee or Small Acquisition Committee) would be required under applicable law or under the Board of Directors guidelines existing on the date hereof (which have been provided to Stockholder); PROVIDED, HOWEVER, that ordinary-course annual stock incentive grants consistent with past practice shall not be subject to this approval requirement.

     Section 2.05 REPRESENTATION ON BOARD COMMITTEES. On every Committee of the Board of Directors (other than the Independent Committee and any other committee required by law or stock exchange regulation to consist entirely of Independent Directors), the Series A Preferred Stock is entitled to proportionate representation by the directors elected by the Series A Preferred Stock; PROVIDED that Terrence P. Dunn shall initially be deemed to be the representative of Series A Preferred Stock on the Company's Audit Committee; and provided further that the Outside Director nominated by Stockholder shall always be on Company's Audit Committee in lieu of a representative of the Series A Preferred Stock.

     Section 2.06 SIZE OF BOARD. The Board of Directors shall consist of ten directors, as set forth in the Governing Instruments. Any vacancy on the Board of Directors caused by the resignation or removal of a director shall be filled immediately upon the direction of the Person entitled under the Governing Instruments or this Agreement to appoint the director who resigned or was removed. If the vacancy is a member of the Independent Committee, the individual shall be selected to fill the vacancy in accordance with Section 2.03(b)(i) hereof.

                                  ARTICLE III

                             SETTLEMENT OF DISPUTES

     Section 3.01 SETTLEMENT OF DISPUTES. Immediately upon execution of this Agreement, Stockholder and the Company shall take all necessary steps (including the filing of stipulations of dismissal or other pleadings) to cause the dismissal with prejudice of all judicial proceedings between the parties, including but not limited to the Delaware Rights Plan Litigation, the

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Arbitration, and the Delaware SECT Litigation, and Stockholder and the Company
shall deliver to each other releases in the forms attached hereto as Annex II.

                                   ARTICLE IV

                         STANDSTILL AGREEMENT; TRANSFERS

     Section 4.01 STANDSTILL. Subject to the provisions of Article V, Stockholder will not, and will not assist or encourage any other Person (including by providing financing) to, directly or indirectly through its Affiliates (other than any actions otherwise prohibited by this Section 4.01 that are taken by an officer and/or director of Stockholder serving on the Board of Directors solely in his capacity as a member of the Board of Directors), (i) acquire or agree to acquire ownership (including but not limited to Beneficial Ownership) of any additional shares of the Capital Stock of the Company without the prior approval of the Independent Committee (provided that the foregoing shall not impede (a) Stockholder's ability to transfer its Shares as permitted by this Agreement, exercise its pre-emptive rights as permitted by this Agreement and the Investor's Rights Agreement, convert shares of Series A Preferred Stock in accordance with the terms thereof or receive shares pursuant to stock splits, dividends or any other transactions in which Stockholder receives proportionate shares to other stockholders of the Company or (b) any director's right to receive compensation for serving as a director of the Company), (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Exchange Act), or form, join or in any way participate in a "group" (as defined in Regulation 13D under the Exchange
Act) with respect to the Capital Stock of the Company, (iii) grant any proxies with respect to any Capital Stock of the Company, other than in connection with a solicitation of proxies by the Board of Directors, (iv) make any stockholder proposals in respect of the Company, including but not limited to proposals (A) to nominate directors to be elected at any annual or special meeting of the stockholders of the Company (other than nominations that Stockholder is entitled to make under the Company's Restated Certificate of Incorporation in its capacity as the holder of Series A Preferred Stock) or (B) to terminate (or redeem any rights granted under) the New Rights Plan, (v) enter into any, negotiations, agreements, arrangements or understandings with any Person with respect to any of the foregoing, or (vi) make any public proposals with respect to any of the foregoing or make any public request to amend or modify any provision of this Agreement.

     Section 4.02   SHARE TRANSFERS.

          (a) BLOCK TRANSFERS. Stockholder may, subject to the next sentence, transfer, in a transaction or series of related transactions, Shares constituting 15% or more of the voting power of the Capital Stock of the Company to any transferee (including any Affiliates of such transferee) only if such transferee provides to the Company an agreement reasonably acceptable to the Independent Committee pursuant to which such transferee agrees to be bound by all provisions of this Agreement and the Investor's Rights Agreement applicable to Stockholder. Any transfer permitted by this Section 4.02 shall be exempt from the New Rights Plan, provided that any transferee that Beneficially Owns more than five percent of the voting power of the Capital Stock prior to such transfer shall not as a result of such transfer obtain Beneficial Ownership of Capital Stock having a greater percentage of the voting power of the Capital Stock than that Beneficially Owned by Stockholder on the date hereof. Nothing in this Section is

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intended to limit (i) Stockholder's ability to transfer Shares in blocks smaller than 15%, (ii) transfers of Shares in connection with transfers by all stockholders of the Company or (iii) transfers of Shares pursuant to the registration rights granted under the Investor's Rights Agreement.

          (b) COMPLIANCE. Notwithstanding any other provision of this Agreement, no Transfer of Shares may be made by Stockholder unless such Transfer complies with all applicable laws in addition to all applicable provisions of this Agreement. An opinion of Stockholder's general counsel shall be satisfactory evidence that such Transfer complies with all applicable securities laws in addition to all applicable provisions of this Agreement.

                                   ARTICLE V

                    STOCKHOLDER CONTROL; MINORITY PROTECTIONS

     Section 5.01   RIGHT TO MAKE A TENDER OFFER. Nothing contained in Section
4.01 shall prevent Stockholder from making a public tender offer to acquire Shares such that Stockholder will Beneficially Own a majority of the voting power of the Shares, provided that no such tender offer shall be consummated without the prior approval of the Independent Committee. In the event such approval is granted, the Company shall take all action as is necessary to terminate the New Rights Plan upon the consummation of such transaction. There shall be no "Distribution Date" under the New Rights Plan in connection with the commencement of a tender offer permitted by this Section 5.01.

     Section 5.02 STOCKHOLDER CONTROL EVENT. In the event Stockholder at any time Beneficially Owns Shares representing a majority of the voting power of the Capital Stock of the Company (a "STOCKHOLDER CONTROL EVENT"), Stockholder shall be entitled immediately to elect a majority of the members of the Board of Directors and the Company shall take such actions as shall be necessary, including by procuring the resignation of incumbent directors (other than members of the Independent Committee), to ensure that the persons nominated by Stockholder will be elected to the Board of Directors as promptly as practicable; PROVIDED, that upon the occurrence of a Stockholder Control Event, the minority protection provisions of Sections 5.03, 5.04, 5.05 and 5.06 shall become immediately applicable.

     Section 5.03 CONFLICT TRANSACTIONS; ADDITIONAL ACQUISITIONS.

          (a) CONFLICTS OF INTEREST. After a Stockholder Control Event, all transactions between Stockholder (or any of its Affiliates other than the Company and its Subsidiaries) and the Company (or any of its Subsidiaries), including sales of assets between the companies outside the ordinary course of business, must be approved in advance by the Independent Committee.

          (b) ADDITIONAL ACQUISITIONS. After a Stockholder Control Event, Stockholder shall not, except by means of a tender or exchange offer approved by the Independent Committee, in any manner acquire or agree to acquire, directly or indirectly, Beneficial Ownership of any additional Shares or increase its percentage interest in the Company; PROVIDED, HOWEVER, that the restrictions set forth in this Section 5.03(b) shall not apply to, and Independent Committee

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approval shall not be required for (a) ordinary course share repurchase programs approved by the Board of Directors which in any event do not authorize the Company to repurchase in excess of 3% of the voting interests of the Company's outstanding Capital Stock in any year, (b) exercises by Stockholder of its preemptive rights in accordance with the Investor's Rights Agreement, (c) shares distributed pursuant to stock splits, dividends or any other transactions in which Stockholder receives proportionate shares to other stockholders of the Company or (d) a director to receive compensation for serving as a director of the Company.

     Section 5.04 RESTRICTIONS ON TRANSFER OF SHARES.

          (a) LIMITATION ON TRANSFER. After a Stockholder Control Event, except in accordance with the provisions of this Agreement, Stockholder shall not, directly or indirectly through any of its Subsidiaries, sell, give, assign, pledge, encumber or otherwise dispose of (whether by operation of law, through a transfer of control of any of its Subsidiaries, or otherwise) (each, a "TRANSFER") any Shares. Any attempt to Transfer any Shares in violation of this
Section 5.04 shall be null and void.

          (b) PERMITTED TRANSFERS. Notwithstanding Section 5.04(a), but subject to Section 4.02(b), nothing in this Agreement shall be deemed to restrict in any manner the following actions by Stockholder or any of its Subsidiaries (each, a "PERMITTED TRANSFER"):

              (i) any Transfer of Shares in a public offering designed to result in a wide distribution, which shall include any distribution that, at a minimum, meets the terms of clauses
                    (iii) and (iv) below;

              (ii) any Transfer of Shares into the public market in accordance with Rule 144 under the Securities Act;

              (iii) any Transfer of Shares to a Person (including a "group" as defined for purposes of Section 13(d) of the Exchange Act) if, after giving effect to such Transfer, such Person (together with its Affiliates) would not Beneficially Own greater than five percent of the voting power of the outstanding Capital Stock of the Company;

              (iv) any Transfer of Shares to an institution qualified under Exchange Act Rule 13d-1(b)(1) to report its ownership of the Shares on Schedule 13G if, after giving effect to such Transfer, such institution (together with its Affiliates) would not Beneficially Own greater than ten percent of the voting power of the outstanding Capital Stock of the Company; provided that such institution does not report its ownership of the Shares on Schedule 13D;

              (v) any Transfer of Shares in connection with a pro-rata spin-off or other pro rata distribution to the shareholders of Stockholder;

              (vi) any Transfer of Shares effected in connection with a transaction involving the Company in which the public shareholders of the Company have the opportunity to participate on a pro rata basis on terms and conditions no less favorable than those accorded to Stockholder (including any private

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                    sale in which the purchaser extends tag-along rights to all of the Company's public shareholders though a tender offer);

              (vii) any pledge of Shares made to secure a bona fide loan from a third party financial lender, provided that such lender executes or agrees to be bound by this Agreement prior to realization of such pledge, unless Stockholder could have sold such Shares to such lender pursuant to clauses (iii) or
                    (iv) above; and

             (viii) any Transfer of Shares to any Subsidiary of Stockholder
                    (provided that such Transfer shall not relieve Stockholder of its obligations hereunder and that such Subsidiary becomes a party hereto).

     Section 5.05   THIRD PARTY OFFERS.

          (a) Stockholder shall have no obligation to support any third party proposal to effect a business combination transaction with the Company or to offer a transaction providing value to the Company's public shareholders equivalent to that provided by any third party proposal, except in the following circumstances after a Stockholder Control Event:

               (i) If Stockholder proposes to effect a business combination transaction with the Company or to effect a Rule 13e-3 transaction (as defined in Rule 13e-3 under the Exchange
                    Act) involving the Company (whether or not such proposal is in response to a third party offer or proposal), then any such transaction shall be subject to the approval of the Independent Committee. In such event, if a third party (an "INTERLOPER") proposes a bona fide alternative transaction that the Independent Committee determines to be a Superior Proposal to the proposal made by Stockholder, then Stockholder shall have ten Business Days or such longer period as the Independent Committee may determine (the "TOPPING PERIOD") to offer an alternative transaction that is, in the judgment of the Independent Committee (after receipt of advice from a nationally recognized investment banking firm as to the fairness from a financial point of view of the price offered), at least as favorable from a financial point of view to the public shareholders of the Company (a "MATCHING PROPOSAL") as the best proposal theretofore made by the Interloper. If Stockholder does not within the Topping Period make a Matching Proposal, then Stockholder shall be obligated to support (including by voting for or tendering into) such Superior Proposal of the Interloper (or, in the event of any subsequent Superior Proposal from a third party, to support the most favorable transaction that is available to the Company from a financial point of view, in the good faith judgment of the Independent Committee); PROVIDED, HOWEVER, that if the consideration offered in the Interloper's Superior Proposal does not consist entirely of cash, then Stockholder shall not be obligated to support the proposed transaction with the Interloper, and may vote its Shares against such proposal (and will also have no obligation to make a Matching Proposal), if the Special Committee does not reconfirm, within five Business Days prior to the shareholder vote in respect of the proposed transaction with the Interloper if there is one (or, if not, within five days prior to the initial scheduled closing of a tender or exchange offer) (based on market conditions prevailing at that time, including the prices of the Acceptable Securities and any securities included in the best offer made by Stockholder during the Topping Period), that the proposed transaction with the Interloper continues to meet the standards required for a Superior Proposal in comparison to the best offer made by Stockholder during the Topping Period; PROVIDED, FURTHER, HOWEVER, that in the event Stockholder does withdraw its support for the proposed transaction with the Interloper in accordance with this provision, Stockholder may not propose a business combination or Share acquisition transaction to the Company for a period of six months (unless permitted to do so by the Independent Committee). Any agreement with Stockholder or with an Interloper providing for a transaction of the type described in this Section 5.05(a)(i) shall include a "fiduciary out" provision allowing the Company to comply with this Section 5.05(a)(i).

               (ii) If Stockholder agrees to a merger, tender or exchange offer or other business combination transaction with any party directly involving the Company, or agrees to sell any of its Shares to one or more parties other than the Company in a transaction to which Section 5.04(b)(vi) applies (in either such case, such other parties are referred to as the "INITIAL BUYER") and a third party Interloper proposes an alternative transaction that the Independent Committee determines to be a Superior Proposal to the transaction with the Initial Buyer, then the Company shall agree to such Superior Proposal, and Stockholder shall not use its voting power to block such Superior Proposal, but shall support (including by voting for or tendering into) such Superior Proposal (or, in the event of any subsequent Superior Proposal from a third party, to support the most favorable transaction that is available to the Company from a financial point of view, in the good faith judgment of the Independent Committee). Any agreement with an Initial Buyer providing for a transaction of the type described in this
                    Section 5.05(a)(ii) shall include a "fiduciary out" provision allowing the Company to comply with this Section 5.05(a)(ii).

          (b) "SUPERIOR PROPOSAL" means a proposal (i) that is reasonably capable of being consummated, (ii) in which all the consideration offered consists entirely of any combination of at least fifty percent (50%) cash and the remainder in Acceptable Securities and (iii) that the Independent Committee considers, after receiving advice from a nationally recognized investment banking firm, to be more favorable from a financial point of view to the shareholders of the Company who will be selling shares in such transaction than the alternative against which it is being compared; PROVIDED, that for purposes of its advice to the Independent Committee such investment bank shall have been instructed to view any securities to be received by Stockholder in the transaction on a fully distributed basis (that is, assuming that the prices to be received by Stockholder shall be measured by the value that Stockholder would receive in connection with Stockholder selling all of its securities as part of such distribution).

          (c) "ACCEPTABLE SECURITIES" means securities of a class that is already listed and traded on a stock exchange or quoted and traded on NASDAQ and that will be fully registered and capable of public distribution immediately upon receipt by Stockholder.

     Section 5.06 RECONSTITUTION OF BOARD OF DIRECTORS. After a Stockholder Control Event and the Stockholder's assumption of control over the Board of Directors, the Board of Directors will be reconstituted to include not less than a majority of directors Independent of Stockholder upon the earliest to occur of
(i) Stockholder ceasing to own Shares having a majority of the voting power of the Company, if Stockholder shall have disposed of Beneficial Ownership of securities of the Company since the Stockholder Control Event reflecting a 5% or greater voting interest in the Company or (ii) Stockholder ceasing to own Shares representing a 30% or greater voting interest in the Company. In any such event, Stockholder will cooperate with the Company to cause the Board of Directors to be so reconstituted promptly, including by procuring the resignations of directors nominated to the Board of Directors by Stockholder.

                                   ARTICLE VI

                                OTHER AGREEMENTS

     Section 6.01 INVESTOR'S RIGHTS AGREEMENT AMENDMENTS. On the date hereof, Stockholder and the Company are executing and delivering to each other the Investor's Rights Agreement.

     Section 6.02 REPURCHASE PROGRAM. Promptly after the date hereof, the Company shall reinstate its $75 million open market stock repurchase program (under which $15 million of Common Shares has previously been purchased) and use reasonable commercial efforts to repurchase Shares in accordance with such program from time to time; PROVIDED, HOWEVER, that the Company shall not be obligated to make any stock repurchases if the Independent Committee determines that doing so would jeopardize the financial integrity of the Company. In the event that the full buyback authority under this repurchase program is not utilized within the initial anticipated one-year period, the program shall be extended for appropriate periods until the program is completed (subject to all applicable laws).

     Section 6.03 SHAREHOLDER RIGHTS PLAN. As promptly as practicable after the date hereof, the Company shall amend and restate its existing Stockholders Rights Plan to, or terminate such plan and adopt a new shareholder rights plan in, a customary form as agreed by Wachtell, Lipton, Rosen & Katz and Milbank, Tweed, Hadley & McCloy LLP, which form shall have a "triggering threshold" applicable to Stockholder equal to the current Beneficial Ownership level of Stockholder, a "triggering threshold" for all other shareholders of 15% of the voting power of the Capital Stock of the Company and otherwise be consistent with the rights and obligations of the parties under this Agreement (the "NEW RIGHTS PLAN").

     Section 6.04 SECT. The Company is contemporaneously herewith terminating the Company's Stock Employee Compensation Trust ("SECT") in accordance with its terms at no cost to the Company other than the cancellation of the note previously issued by the SECT to the Company to pay for the Shares issued to it by the Company, and without any further obligations of the Company thereunder.

     Section 6.05 MANAGEMENT COOPERATION. The Company shall use commercially reasonable efforts to cause its senior management to assist Stockholder in the event that Stockholder requests assistance with the sale or the marketing for sale of all or a substantial portion of its Shares, including by way of participating in "road shows" and similar presentations. Nothing contained in this Section 6.05 is intended to, or shall, limit Stockholder's rights under
Section 6.09 of the Securities Purchase Agreement.

     Section 6.06 SENIOR MANAGEMENT STOCK OWNERSHIP POLICY. The Board of Directors shall promptly adopt guidelines to encourage stock ownership by senior executives of the Company at the following levels: (i) in the case of the chief executive officer, four times the employee's annual salary; (ii) in the case of certain other senior executive officers, three times the employee's annual salary; and (iii) in the case of the executive chairman of the Board of Directors, 300,000 Shares. These guidelines shall be administered by the Compensation Committee of the Board of Directors which shall develop policies and procedures with respect thereto and shall be authorized to grant exemptions where, in the Compensation Committee's judgment, it is appropriate to do so.

     Section 6.07 BOARD COMPENSATION. The Company agrees that the compensation paid to each member of the Board of Directors for his or her service as a director shall henceforth include a Common Stock component the value of which shall be not less than 60% of the total value of such compensation. Members of management of the Company shall not be compensated for service as directors of the Company.

     Section 6.08 CREDIT FACILITIES. The Company shall use commercially reasonable efforts as promptly as reasonably practicable to reach agreements with its creditors to amend the Company's debt instruments to provide that no event of default will be caused (a) in the event of a change of control of the Company and (b) as a result of any charge that the Company may take under FAS
142. The Company shall use reasonable commercial efforts to provide notice to and consult with Stockholder regarding all proposals that are made to and by the Company's creditors in this connection and the status of the negotiations.

     Section 6.09 AFTER-ACQUIRED SECURITIES. All of the provisions of this Agreement shall apply to all Shares now owned or which may be issued or transferred hereafter to Stockholder or any of its Subsidiaries in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by Stockholder or any of its Subsidiaries in any other manner.

     Section 6.10 STOCK CERTIFICATE LEGEND. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by Stockholder or any of its Subsidiaries shall bear an legend reflecting that the Shares represented by such certificate is subject to certain restrictions provided for in this Agreement. The Company will cooperate in providing Stockholder certificates without legends in order to facilitate permitted Transfers pursuant to this Agreement.

                                  ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Stockholder as follows:

     Section 7.01 CORPORATE EXISTENCE. The Company is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware. The Company is not in default in the performance, observance or fulfillment of any provision of any of the Governing Instruments.

     Section 7.02 NO BREACH. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the transactions contemplated hereby, shall constitute a violation of or permit the termination of, or create, or cause the acceleration of the maturity of any debt, obligation or liability of the Company under: (i) any term or provision of the Governing Instruments of the Company; (ii) except as set forth on Schedule 7.02, any loan, note or other agreements of the Company with third parties; (iii) to the best of the Company's knowledge, any statute or law applicable to the Company; except, in the case of (ii) and (iii) above, where such violation, termination, acceleration, obligation or liability would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions under this Agreement and to perform its obligations hereunder and thereunder.

     Section 7.03 AUTHORITY. The Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the Board of Directors has approved the execution, delivery and performance by the Company of this Agreement; and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights generally or by general principles of equity.

     Section 7.04 APPROVALS. Other than as provided elsewhere in this Agreement or on Schedule 7.04, no approvals or consents of, or applications or notices to, third persons or entities are necessary for the lawful consummation by the Company of the transactions contemplated by this Agreement, except where the failure to receive such approvals or consents, or to make such application or notice, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions under this Agreement and to perform its obligations hereunder.

                                  ARTICLE VIII

                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder represents and warrants to the Company as follows:

     Section 8.01 CORPORATE EXISTENCE. Stockholder is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware. Stockholder is not in default in the performance, observance or fulfillment of any provision of its certificate of incorporation or bylaws, as each shall have been amended and/or restated from time to time.

     Section 8.02 NO BREACH. Neither the execution, delivery or performance of this Agreement by Stockholder, nor the consummation by it of the transactions contemplated hereby, shall constitute a violation of or permit the termination of, or create, or cause the acceleration of the maturity of any debt, obligation or liability of Stockholder under: (i) any term or provision of the certificate of incorporation, as amended and restated, or the bylaws of Stockholder; (ii) except as set forth on Schedule 8.02, any loan, note or other agreements of Stockholder with third parties; (iii) to the best of Stockholder's knowledge, any statute or law applicable to Stockholder; except, in the case of (ii) and
(iii) above, where such violation, termination, acceleration, obligation or liability would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Stockholder to consummate the transactions under this Agreement and to perform its obligations hereunder and thereunder.

     Section 8.03 AUTHORITY. Stockholder has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Stockholder of this Agreement have been duly authorized by all necessary action on its part; and this Agreement constitutes the legal, valid and binding obligations of Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights generally or by general principles of equity.

     Section 8.04 APPROVALS. Other than as provided elsewhere in this Agreement or on Schedule 8.04, no approvals or consents of, or applications or notices to, any governmental authority are necessary for the lawful consummation by Stockholder of the transactions contemplated by this Agreement, except where the failure to receive such approvals or consents, or to make such application or notice, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Stockholder to consummate the transactions under this Agreement and to perform its obligations hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01 INTERPRETATION. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "INCLUDING" shall mean "INCLUDING BUT NOT LIMITED TO."

     Section 9.02 COSTS AND EXPENSES. All costs and expenses incurred in connection with the transactions contemplated hereby, and all costs and expenses in connection with the proxy contest being terminated pursuant to Section 2.01 hereof, shall be paid by the party incurring such cost or expense.

     Section 9.03   NO WAIVER; MODIFICATIONS IN WRITING.

          (a) DELAY. No failure or delay on the part of either party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

          (b) SPECIFIC WAIVER. Except as otherwise provided herein, no amendment, waiver,consent, modification, or termination of any provision of this Agreement shall be effective unless approved by the Independent Committee and signed by a representative of the Independent Committee or the Company and Stockholder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Stockholder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

     Section 9.04 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights or obligations of any party hereunder shall be assignable without the prior written consent of the other party hereto, other than as expressly provided herein and assignments by operation of law. This Agreement shall be binding upon the Company, Stockholder, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns.

     Section 9.05 COMMUNICATIONS. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

     IF TO STOCKHOLDER:
     -----------------

         Aquila, Inc.
         20 West Ninth Street
         Kansas City, Missouri  64105
         Attention:  Keith Stamm
         Telecopier:  (816) 467-3595
         Email:  kstamm@aquila.com

     IF TO THE COMPANY:
     -----------------

         Quanta Services, Inc.
         1360 Post Oak Boulevard, Suite 2100
         Houston, Texas  77056
         Attention:  Vice President and General Counsel
         Telecopier:  (713) 629-7676
         Email:  dgordon@quantaservices.com

or to such other address as the Company or Stockholder may designate in writing. All other communications may be by regular mail or Internet electronic mail. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if telecopied or sent via Internet electronic mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

     Section 9.06 GOVERNING LAW; CONSENT TO JURISDICTION; SPECIFIC PERFORMANCE. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any judicial proceedings with respect to this Agreement shall be brought in a federal or state court located in the State of Delaware, and by execution and delivery of this Agreement, each party accepts, generally and unconditionally, the exclusive jurisdiction of such court and any related appellate court, irrevocably agrees to be bound by any judgment rendered thereby, and waives any objection to the laying of venue in any such proceedings in such courts. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, including preliminary relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. If any party shall institute any action or proceeding to enforce the provisions hereof, the party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

     Section 9.07 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and thereof, and contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof and thereof. Without limiting the foregoing, to the extent that any provision therein is inconsistent with, or deals with the same subject matter as, any provision of this Agreement, the Securities Purchase Agreement is hereby superseded. For the avoidance of doubt, Sections 6.10, 6.11, and 6.12 of the Securities Purchase Agreement are hereby deleted, and Sections 7.07 and 7.08 of the Securities Purchase Agreement are superseded by Section 9.06 hereof. Notwithstanding the foregoing, nothing in this Agreement shall limit or detract from Stockholder's rights as the holder of the Series A Preferred Stock.

     Section 9.08 PUBLIC ANNOUNCEMENTS. The Company and the Stockholder shall issue a mutually acceptable joint press release announcing this Agreement.

     Section 9.09 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARY. This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. No person other than the parties hereto, their successors and permitted assigns, and the public shareholders of the Company is intended to be a beneficiary of this Agreement. The rights of the Company under this Agreement may be asserted on behalf of the Company by the Independent Committee.

     Section 9.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

                                       QUANTA SERVICES, INC.,
                                       a Delaware corporation

                                       By:   /s/ John R. Colson
                                          ------------------------------
                                          Name:  John R. Colson
                                          Title: Chief Executive Officer




                                       AQUILA, INC.,
                                       a Delaware corporation

                                       By:    /s/ Keith G. Stamm
                                           ------------------------------
                                           Name:  Keith G. Stamm
                                           Title: President and COO
                                                  Global Networks Group

                                     ANNEX I



                            DIRECTORS OF THE COMPANY



ELECTED BY THE SERIES A PREFERRED STOCK

Robert K. Green

Keith G. Stamm

Edward K. Mills



ELECTED BY THE LIMITED VOTING STOCK

Vincent D. Foster



ELECTED BY THE COMMON STOCK

James R. Ball

John R. Colson

Terrence P. Dunn

Gary A. Tucci

John R. Wilson

[Company Independent To Be Determined][To be determined by Messrs. Dunn and
Ball]

                                    ANNEX II



                              AQUILA, INC. RELEASE

     Aquila, Inc., on behalf of itself, and each of its predecessors, successors, parents, subsidiaries, affiliates, divisions, general and limited partners, assignees and nominees, and all present and former employees, directors, officers, agents, attorneys, representatives and shareholders of each of them (the "Aquila Releasors"), do hereby release and forever discharge each of James R. Ball, John R. Colson, Vincent D. Foster, Louis C. Golm, Jerry J. Langdon, Gary A. Tucci, John R. Wilson, Quanta Services, Inc. (and each of its parents, subsidiaries, divisions and affiliates), the Quanta Services, Inc. Stock Employee Compensation Trust, and Wachovia Bank, N.A. (and each of its parents, subsidiaries, divisions and affiliates), and the predecessors, successors and assignees of each of them, and each of their present and former employees, directors, officers, shareholders, agents, attorneys (including Wachtell, Lipton, Rosen & Katz, Winston & Strawn, and Richards, Layton & Finger), investment bankers (including Goldman, Sachs & Co. and Morgan Stanley, Inc.), representatives, heirs, devisees and legatees (collectively the "Releasees") of and from, and covenant not to sue each of the Releasees with respect to, any and all manner of claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, expenses and attorneys' or paralegals' or other fees whatsoever, whether arising in law or equity, whether based on any federal, state or foreign law or right of action, mature or unmatured, contingent or fixed, liquidated or unliquidated, known or unknown, accrued or unaccrued which, against the Releasees or any of them, the Aquila Releasors, or any of them, ever had or now have in connection with, arising out of or which are in any way related to:

(1) any of the claims for relief asserted in the litigation captioned AQUILA, INC. V. QUANTA SERVICES, INC., ET AL., C.A. No. 19287, commenced in the Court of Chancery of the State of Delaware on or about November 28, 2001, including, but not limited to, claims pertaining to (a) the adoption of the Quanta Services, Inc. Rights Plan and any amendments made thereto; and (b) the formation and operation of the Special Committee of the Quanta Services, Inc. Board of Directors.

(2) any of the claims for relief asserted in the arbitration captioned AQUILA, INC. V. QUANTA SERVICES, INC., A.A.A. No. 57-198-00150-01, including, but not limited to, claims pertaining to the adoption of the Quanta Services, Inc. Rights Plan and any amendments thereto; and

(3) any of the claims for relief asserted in the litigation captioned AQUILA, INC. V. QUANTA SERVICES, INC., ET AL., C.A. No. 19497, in the Court of Chancery of the State of Delaware, including, but not limited to, claims pertaining to: (a) the adoption of the Quanta Services, Inc. Stock Employee Compensation Trust by the Special Committee of the Quanta Services, Inc. Board of Directors on or about March 13, 2002; (b) the approval by the Special Committee of the Quanta Services, Inc. Board of Directors of employment agreements with certain Quanta employees on or about March 13, 2002; and (c) any other actions taken by the Special Committee at its March 13, 2002 meeting.

                                         AQUILA, INC.
                                         By:__________________________
                                         Title:_______________________
                                         Date:________________________

                          QUANTA SERVICES, INC. RELEASE


     Quanta Services, Inc., on behalf of itself, and each of its predecessors, successors, parents, subsidiaries, affiliates, divisions, general and limited partners, assignees and nominees, and all present and former employees, directors, officers, agents, attorneys, representatives and shareholders of each of them (the "Quanta Releasors"), do hereby release and forever discharge Aquila, Inc. and each of its parents, subsidiaries, divisions and affiliates, and the predecessors, successors and assignees of each of them, and each of their present and former employees, directors, officers, shareholders, agents, attorneys (including Milbank, Tweed, Hadley & McCloy LLP, Morris, Nichols, Arsht & Tunnell, and Blackwell Sanders Peper Martin LLP), investment bankers (including Salomon Smith Barney Inc.), representatives, heirs, devisees and legatees (collectively the "Releasees") of and from, and covenant not to sue the Releasees with respect to, any and all manner of claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, expenses and attorneys' or paralegals' or other fees whatsoever, whether arising in law or equity, whether based on any federal, state or foreign law or right of action, mature or unmatured, contingent or fixed, liquidated or unliquidated, known or unknown, accrued or unaccrued which, against the Releasees or any of them, the Quanta Releasors, or any of them, ever had, now have or can have or shall or may hereafter have, in connection with, arising out of or which are in any way related to:

(1) any claim that would have been a compulsory counterclaim in the litigation captioned AQUILA, INC. V. QUANTA SERVICES, INC., ET AL., C.A. NO. 19287, filed in the Court of Chancery of the State of Delaware on or about November 28, 2001;
(2) any claim that would have been a compulsory counterclaim in the arbitration captioned AQUILA, INC. V. QUANTA SERVICES, INC., A.A.A. NO. 57-198-00150-01; and
(3)  any claim that would have been a
     compulsory counterclaim in the litigation captioned AQUILA, INC. V. QUANTA SERVICES, INC., ET AL., C.A. NO. 19497, in the Court of Chancery of the State of Delaware.



                                         QUANTA SERVICES, INC.

                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                         Date:
                                              ----------------------------------